As filed with the Securities and Exchange Commission on May 18, 2009
Registration Statement No. 333-159052

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GAYLORD ENTERTAINMENT COMPANY
(Exact Name of Registrant as Specified In its Charter)

Delaware	73-0664379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Gaylord Drive
Nashville, Tennessee 37214
(615) 316-6000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Carter R. Todd, Esq.
Senior Vice President, Secretary and General Counsel
Gaylord Entertainment Company
One Gaylord Drive
Nashville, Tennessee 37214
(615) 316-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
F. Mitchell Walker, Jr., Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238-3001
(615) 742-6200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
Title of Each Class of	Amount to be Registered(1)	Offering Price Per Unit(1)	Maximum Aggregate	Amount of Registration Fee
Securities to be Registered	(2)	(2)	Offering Price(1)(2)(3)	(4)
Debt Securities(5)(6)	—	—	—	—
Guarantees of Debt Securities(6)	—	—	—	—
Common Stock, par value $.01 per share(7)	—	—	—	—
Preferred Stock, par value $.01 per share	—	—	—	—
Warrants	—	—	—	—
Subscription Rights(8)	—	—	—	—
Total			$750,000,000	$41,850 (9)

(1)	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S–3 under the Securities Act of 1933, as amended. The securities covered by this Registration Statement may be sold or otherwise distributed separately or together with any other securities covered by this Registration Statement.

(2)	Such indeterminate principal amount, liquidation amount or number of each identified class of securities as may from time to time be issued at indeterminate prices. The aggregate maximum offering price of all securities issued by Gaylord Entertainment Company pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $750,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. Also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion or exchange of any debt securities, preferred stock, warrants or subscription rights that provide for conversion or exchange into other securities. No separate consideration will be received for such securities that are issued upon exchange or conversion of debt securities, preferred stock, warrants or subscription rights.

(3)	Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act of 1933, as amended.

(4)	The Registration Fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5)	If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an initial aggregate offering price up to the proposed maximum aggregate offering price.

(6)	Guarantees of the debt securities may be provided by one or more of the registrants named below under “Table of Additional Registrants” and will be issued without additional consideration. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable for the guarantees.

(7)	Each share of common stock being registered hereby includes associated rights to acquire one one-hundredth of a share of Series A Junior Participating Preferred Stock of Gaylord Entertainment Company pursuant to a shareholders rights plan. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the common stock. The value attributable to the associated rights, if any, is reflected in the value attributable to the common stock.

(8)	The subscription rights to purchase debt securities or common or preferred stock of Gaylord Entertainment Company will be issued without consideration.

(9)	Previously paid.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*

	State or Other	Primary Standard	IRS
	Jurisdiction of	Industrial	Employer
Exact Name of Registrant as Specified in its	Incorporation or	Classification Code	Identification
Charter or Organizational Document*	Organization	Number	Number
CCK Holdings, LLC	Delaware	7990	02-0689400
Corporate Magic, Inc.	Texas	7990	75-2620110
Country Music Television International, Inc.	Delaware	7990	62-1706006
Gaylord Creative Group, Inc.	Delaware	7990	62-1673308
Gaylord Destin Resorts, LLC	Delaware	7000	20-5992113
Gaylord Finance, Inc.	Delaware	7990	20-8055498
Gaylord Hotels, Inc.	Delaware	7011	11-3689948
Gaylord Investments, Inc.	Delaware	7990	62-1619801
Gaylord Mesa, LLC	Delaware	7011	26-3274820
Gaylord Mesa Convention Center, LLC	Delaware	7011	26-3345430
Gaylord National, LLC	Maryland	7011	43-2062851
Gaylord Program Services, Inc.	Delaware	7990	95-2767112
Grand Ole Opry, LLC	Delaware	7990	20-5991991
Grand Ole Opry Tours, Inc.	Tennessee	7990	62-0882286
OLH, G.P.	Tennessee	7990	62-1586927
OLH Holdings, LLC	Delaware	7990	11-3689947
Opryland Attractions, LLC	Delaware	7990	62-1618413
Opryland Hospitality, LLC	Tennessee	7011	62-1586924
Opryland Hotel Nashville, LLC	Delaware	7011	62-1838230
Opryland Hotel-Florida Limited Partnership	Florida	7011	62-1795659
Opryland Hotel-Texas Limited Partnership	Delaware	7011	62-1798694
Opryland Hotel-Texas, LLC	Delaware	7011	11-3689950
Opryland Productions, Inc.	Tennessee	7990	62-1048127
Opryland Theatricals, Inc.	Delaware	7990	62-1664967
Wildhorse Saloon Entertainment Ventures, Inc.	Tennessee	7990	62-1706672

*	Address and telephone numbers of the principal executive offices of each of the registrants listed above are the same as that of Gaylord.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 18, 2009

Prospectus
$750,000,000
Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Warrants to Purchase Debt Securities, Common Stock or Preferred Stock
Subscription Rights to Purchase Debt Securities, Common Stock or Preferred Stock
We may from time to time offer to sell our debt securities, common stock or preferred stock, either separately or evidenced by warrants or subscription rights to purchase such securities. The aggregate initial offering price of all securities sold under this prospectus will not exceed $750,000,000. The debt securities may consist of debentures, notes, or other types of debt, and may be guaranteed by one or more of our subsidiaries identified in this prospectus. The debt securities, preferred stock, warrants and subscription rights may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours. Our common stock is traded on the New York Stock Exchange under the symbol “GET.”
Our principal executive offices are located at One Gaylord Drive, Nashville, Tennessee 37214. Our telephone number is (615) 316-6000.
We will provide the specific terms of each offering of our securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.
Investing in our securities involves risks. See “Risk Factors” beginning on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
We may offer to sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The securities also may be resold by security holders. We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through agents. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.
This prospectus may not be used to offer or consummate sales of securities unless accompanied by a prospectus supplement.
The date of this prospectus is             , 2009.

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
     You should rely only on the information contained or incorporated by reference in this prospectus or in any related free writing prospectus that we authorize to be distributed to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the incorporated document. Our business, financial condition, results of operations and prospects may have changed since those dates. Before making an investment decision, you should read this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus as described under the heading “Incorporation of Information by Reference” in this prospectus.
     Unless expressly stated or the context otherwise requires, the terms “we,” “our,” “us,” “the Company” and “Gaylord” refer to Gaylord Entertainment Company, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are also available over the Internet at the Commission’s web site at http://www.sec.gov. You may also read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 to obtain information on the operation of the public reference room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Commission. Our web site address is www.gaylordentertainment.com. Please note that our web site address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.
INCORPORATION OF INFORMATION BY REFERENCE
     The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below (except the information contained in such documents to the extent that it is “furnished” and not “filed”):
1.	Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 2, 2009.

2.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the Commission on May 8, 2009.

3.	Current Reports on Form 8-K, filed with the Commission on March 10, 2009 and May 5, 2009.

4.	A description of our common stock set forth in our Form 10/A-3, filed on August 29, 1997, and as updated in Item I on our Schedule 14A, filed on April 5, 2001, and a description of rights to acquire one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Gaylord Entertainment Company pursuant to our shareholder rights plan set forth in our Registration Statement on Form 8-A and Current Report on Form 8-K, both filed on August 13, 2008, as amended by our Registration Statement on Form 8-A/A and Current Report on Form 8-K, both filed on March 10, 2009.

5.	All documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering.
     Notwithstanding the foregoing, we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01).
     You may request, and we will provide, a copy of our filings incorporated by reference at no cost by writing or telephoning us at the following address:
Gaylord Entertainment Company
One Gaylord Drive
Nashville, Tennessee 37214
Attn: Corporate Secretary
Telephone: (615) 316-6000

FORWARD-LOOKING STATEMENTS
     This prospectus (including the documents incorporated by reference) contains, and any accompanying prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements include discussions regarding the Company’s operating strategy, strategic plan, hotel development strategy, industry and economic conditions, financial condition, liquidity and capital resources, and results of operations. You can identify these statements by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “will,” and similar expressions. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve uncertainties and risks, and we cannot assure you that our plans, objectives, expectations and prospects will be achieved. Our actual results could differ materially from the results anticipated by the forward-looking statements as a result of many known and unknown factors, including, but not limited to, those contained in “Risk Factors” and elsewhere in this prospectus. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. The Company does not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this prospectus or any accompanying prospectus supplement to reflect events or circumstances occurring after the date of this prospectus or any accompanying prospectus supplement or to reflect the occurrence of unanticipated events.
RISK FACTORS
     Investing in our securities involves risks. You are urged to read and carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, which are incorporated by reference into this prospectus, and in documents we file with the Commission after the date of this prospectus and which are incorporated by reference into this prospectus, as described above under the heading “Incorporation of Information by Reference.” Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties that we have described are not the only ones facing us. The prospectus supplement applicable to each offering of our securities may contain additional information about risks applicable to an investment in us and any securities offered hereby.

SELECTED FINANCIAL DATA
     The information in the following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 incorporated by reference herein. The following selected historical financial information of Gaylord and its subsidiaries as of December 31, 2006, 2007 and 2008 and for each of the three years in the period ended December 31, 2008 was derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference in this prospectus. The selected historical financial information as of December 31, 2004 and 2005 and for each of the two years in the period ended December 31, 2005 was derived from previously issued audited consolidated financial statements adjusted for unaudited revisions for discontinued operations. The selected historical information as of March 31, 2008 and 2009 and for the three months ended March 31, 2008 and 2009 was derived from Quarterly Report on Form 10-Q for the three months ended March 31, 2009 incorporated by reference in this prospectus. In the opinion of management, our interim financial statements have been prepared on a basis consistent with our audited consolidated financial statements. Interim results are not necessarily reflective of results of operations for the full year.

	Years Ended December 31,							Three Months Ended March 31,
	2004		2005	2006	2007	2008		2008		2009
Income Statement Data:
Revenues:
Hospitality	$473,051		$576,927	$645,437	$669,743	$848,332		$177,944		$200,647
Opry and Attractions	66,565		67,097	76,580	77,769	82,125		17,116		11,644
Corporate and Other	388		512	255	211	412		175		28

Total revenues	540,004		644,536	722,272	747,723	930,869		195,235		212,319

Operating expenses:
Operating costs	347,809		395,461	442,679	448,975	566,366		113,489		131,365
Selling, general and administrative	122,400		143,184	153,763	160,699	178,809		39,541		44,861
Preopening costs (1)	14,205		5,005	7,174	17,518	19,190		15,575		—
Impairment and other charges	1,212	(3)	—	—	—	19,264	(3)	12,031	(3)	—
Restructuring charges	196	(4)	—	—	—	—		—		—
Depreciation and amortization:
Hospitality	58,521		63,188	64,502	65,369	97,229		18,261		24,589
Opry and Attractions	5,215		5,347	5,663	5,500	4,894		1,300		1,114
Corporate and Other	4,737		4,049	4,903	6,480	7,651		1,650		2,368

Total depreciation and amortization	68,473		72,584	75,068	77,349	109,774		21,211		28,071

Total operating expenses	554,295		616,234	678,684	704,541	893,403		201,847		204,297

Operating income (loss):
Hospitality	43,525		72,684	99,080	110,126	124,828		35,492		26,151
Opry and Attractions	1,548		1,889	5,014	6,600	5,641		(1,044)		(2,508)
Corporate and Other	(43,751)		(41,266)	(53,332)	(56,026)	(54,549)		(13,454)		(15,621)
Preopening costs (1)	(14,205)		(5,005)	(7,174)	(17,518)	(19,190)		(15,575)		—
Impairment and other charges	(1,212	)(3)	—	—	—	(19,264	)(3)	(12,031	)(3)	—
Restructuring charges	(196	)(4)	—	—	—	—		—		—

Total operating (loss) income	(14,291)		28,302	43,588	43,182	37,466		(6,612)		8,022
Interest expense, net of amounts capitalized	(55,042)		(73,249)	(72,473)	(38,536)	(64,069)		(3,579)		(18,600)
Interest income	1,448		1,787	2,088	3,234	12,689		324		3,846
Unrealized (loss) gain on Viacom stock and CBS stock	(87,914)		(41,554)	38,337	6,358	—		—		—
Unrealized gain (loss) on derivatives, net	56,533		35,705	(16,618)	3,121	—		—		—
Income (loss) from unconsolidated companies	3,825		2,169	10,565	964	(746)		236		129
Gain on extinguishment of debt	—		—	—	—	19,862	(6)	—		16,557 (6)
Other gains and (losses)	2,859		5,938	3,280	146,330 (5)	453		59		(150)

(Loss) income from continuing operations before income taxes	(92,582)		(40,902)	8,767	164,653	5,655		(9,572)		9,804
(Benefit) provision for income taxes	(34,763)		(10,832)	3,989	62,665	1,046		(2,724)		6,286

(Loss) income from continuing operations	(57,819)		(30,070)	4,778	101,988	4,609		(6,848)		3,518
Income (loss) from discontinued operations, net of taxes (2)	4,181		(3,880)	(84,213)	9,923	(245)		(458)		(91)

Net (loss) income	$(53,638)		$(33,950)	$(79,435)	$111,911	$4,364		$(7,306)		$3,427

(Loss) Income Per Share:
(Loss) Income from continuing operations	$(1.46)		$(0.75)	$0.12	$2.49	$0.11		$(0.17)		$0.09
Income (loss) from discontinued operations, net of taxes	0.11		(0.10)	(2.08)	0.24	—		(0.01)		(0.01)

Net (loss) income	$(1.35)		$(0.85)	$(1.96)	$2.73	$0.11		$(0.18)		$0.08

(Loss) Income Per Share:
(Loss) Income from continuing operations	$(1.46)		$(0.75)	$0.11	$2.41	$0.11		$(0.17)		$0.09
Income (loss) from discontinued operations, net of taxes	0.11		(0.10)	(2.02)	0.24	—		(0.01)		(0.01)

Net (loss) income	$(1.35)		$(0.85)	$(1.91)	$2.65	$0.11		$(0.18)		$0.08

	As of December 31,										As of March 31,
	2004		2005		2006		2007		2008		2008		2009
Balance Sheet Data:
Total assets	$2,521,045	(7)	$2,532,590	(7)	$2,632,510	(7)	$2,348,504	(7)	$2,560,379		$2,508,109		$2,564,721
Total debt	576,409	(8)	599,067	(8)	755,553	(8)	981,100	(8)	1,262,901	(8)	1,165,517	(8)	1,276,623	(8)
Secured forward exchange contract	613,054	(7)	613,054	(7)	613,054	(7)	—	(7)	—		—		—
Total stockholders’ equity	869,601		848,567		798,026		941,492		903,219		912,579		906,835

(1)	Preopening costs are related to the Gaylord Texan and Gaylord National, as well as the rooms renovation program at Gaylord Opryland. Gaylord Texan opened in April 2004, Gaylord National opened in April 2008, and the Opryland rooms renovation program was completed in February 2008.

(2)	In August 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). In accordance with the provisions of SFAS 144, we have presented the operating results and financial position of the following businesses as discontinued operations for all periods presented: ResortQuest; WSM-FM and WWTN(FM); Word Entertainment; Acuff-Rose Music Publishing; GET Management, our artist management business; Oklahoma RedHawks; our international cable networks; the businesses sold to affiliates of The Oklahoma Publishing Company consisting of Pandora Films, Gaylord Films, Gaylord Sports Management, Gaylord Event Television and Gaylord Production Company; and our water taxis.

(3)	As described more fully in “Operating Results – Impairment and other charges” under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the first quarter of 2008, we recorded an impairment charge of $12.0 million related to the termination of our agreement to purchase the Westin La Cantera Resort, located in San Antonio, Texas. In the fourth quarter of 2008, we recorded an impairment charge of $4.7 million related to our decision to terminate our plans to develop a resort and convention hotel in Chula Vista, California. In the fourth quarter of 2008, we incurred a $2.5 million impairment charge to write off our investment in Waipouli Holdings, LLC.

(4)	Related primarily to employee severance and contract termination costs.

(5)	On May 31, 2007, we completed the sale of all of our ownership interest in Bass Pro Group, LLC to Bass Pro Group, LLC for a purchase price of $222.0 million in cash and recognized a pre-tax gain of $140.3 million on the sale.

(6)	During December 2008, we repurchased $45.8 million in aggregate principal amount of our outstanding senior notes ($28.5 million of 8.00% senior notes and $17.3 million of 6.75% senior notes) for $25.6 million. After adjusting for accrued interest, deferred financing costs, and other costs, we recorded a pretax gain of $19.9 million as a result of the repurchase. During the three months ended March 31, 2009, we repurchased $59.9 million in aggregate principal amount of our outstanding senior notes ($39.9 million of 8.00% Senior Notes and $20.0 million of 6.75% Senior Notes) for $43.6 million. After adjusting for accrued interest, deferred financing costs, and other costs, we recorded a pretax gain of $16.6 million as a result of the repurchases.

(7)	In 1999 we recognized a pretax gain of $459.3 million as a result of the divestiture of television station KTVT in Dallas-Ft. Worth in exchange for CBS Series B preferred stock, which was later converted into 11,003,000 shares of Viacom Class B common stock, $4.2 million of cash and other consideration. During 2000, we entered into a seven-year secured forward exchange contract (“SFEC”) for a notional amount of $613.1 million with respect to 10,937,900 shares of the Viacom Class B common stock. We exchanged the 10,937,900 shares of Viacom Class B common stock for 5,468,950 shares of Viacom Stock and 5,468,950 shares of CBS Stock effective January 3, 2006. During May 2007, the SFEC matured and we delivered all of the Viacom Stock and CBS Stock to Credit Suisse in full satisfaction of the $613.1 million debt obligation under the SFEC. As a result, the debt obligation, Viacom Stock, CBS Stock, put option, call option, and deferred financing costs related to the SFEC were removed from the consolidated balance sheet during the second quarter of 2007. The CBS Stock and Viacom Stock were included in total assets at their market values of $400.4 million, $356.6 million, and $394.9 million at December 31, 2004, 2005, and 2006, respectively. Prepaid interest related to the secured forward exchange contract of $64.3 million, $37.3 million, and $10.5 million, was included in total assets at December 31, 2004, 2005, and 2006, respectively.

(8)	Related primarily to the construction of the Gaylord Palms, the Gaylord Texan and the Gaylord National.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED DIVIDENDS
   The ratio of earnings to fixed charges for each period indicated is set forth in the following table:

	Year Ended December 31,					Three Months Ended March 31,
	2004	2005	2006	2007	2008	2008	2009
Ratio of earnings to fixed charges	—	—	1.01x	2.31x	—	—	1.45
     The ratio of earnings to fixed charges above is computed by dividing (a) the sum of income from continuing operations before income taxes, plus fixed charges, plus amortization of capitalized interest, less interest capitalized, by (b) fixed charges. Fixed charges consist of interest expense, including capitalized interest, amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor. For the years ended December 31, 2004, 2005, and 2008 and for the three months ended March 31, 2008, earnings were insufficient to cover fixed charges. The amount of earnings needed to cover fixed charges were $96.4 million, $41.5 million and $7.6 million for the years ended December 31, 2004, 2005 and 2008, respectively, and $24.3 million for the three months ended March 31, 2008.
     For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table above.
USE OF PROCEEDS
     Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, future development opportunities for new hotel properties, potential expansions or ongoing maintenance of our existing hotel properties, investments, the repayment or refinancing of all or a portion of any indebtedness outstanding at a particular time, and repurchases of outstanding notes. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER
     We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $750,000,000 in aggregate offering price of:
•	secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	guarantees of our obligations under the debt securities;

•	shares of our preferred stock, par value $0.01 per share, in one or more classes or series;

•	shares of our common stock, par value $0.01 per share, in one or more classes;

•	warrants to purchase our debt securities or common or preferred stock;

•	subscription rights to purchase our debt securities or our common or preferred stock; or

•	any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.
     We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. The debt securities, the guarantees, the preferred stock, the common stock, the warrants and the subscription rights are collectively referred to herein as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.
DESCRIPTION OF DEBT SECURITIES
     We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
     The debt securities will be issued under an indenture (the “indenture”) between us and U.S. Bank National Association, as trustee. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement). In the event of any discrepancy or conflict between the terms of a particular series of debt securities as set forth in a prospectus supplement and the terms described in this prospectus, the terms set forth in the prospectus supplement will govern such series.
     We can issue an unlimited amount of debt securities under the indenture. Such debt securities may be issued in one or more series, with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:
•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which we will pay the principal on the debt securities;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the place or places where principal of, or any premium or interest on, the debt securities will be payable;
•	the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the manner in which the amounts of payment of principal of, or any premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•	any provisions relating to any security provided for the debt securities;
•	any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•	if different than the date of original issuance of the first debt security of the series, the date of any temporary global debt security representing outstanding debt securities;
•	whether the debt securities are subject to defeasance;
•	if the debt securities are issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;
•	for debt securities to be issued upon the exercise of debt warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•	whether and under what circumstances we will pay additional amounts to any holder of debt securities who is not a United States person or entity in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);
•	any obligation we have to permit the debt securities to be converted into or exchanged for our common stock, other debt securities or property and the terms and conditions upon which such conversion or exchange will be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, any adjustment of the applicable conversion or exchange price or rate and any requirements relative to the reservation of such shares for purposes of conversion or exchange);
•	if convertible or exchangeable, any applicable limitations on the ownership or transferability of the debt securities or property into which such debt securities are convertible or exchangeable;
•	whether the debt securities are guaranteed and any provisions relating to any guarantee of the debt securities; and
•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.
     In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officer’s certificate related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
     We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
     Each debt security will be represented by either (a) one or more global securities registered in the name of The Depository Trust Company, as Depositary (the “Depositary”), or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or (b) a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
     Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
     You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
     Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
     The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.
     Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
     So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
     We understand that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
     We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
     We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
     We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
     We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection In the Event of a Change of Control
     Unless otherwise provided by the terms of an applicable series of debt securities, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Covenants
     We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets
     Unless otherwise provided by the terms of an applicable series of debt securities, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:
•	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing under the indenture; and
•	certain other conditions are met.
Events of Default
     Unless otherwise provided by the terms of an applicable series of debt securities, an “Event of Default” means any of the following with respect to a series of debt securities:
•	default in the payment of any interest upon any debt security of that series when it becomes due and payable for 30 days;
•	default in the payment of principal of or premium on any debt security of that series when due and payable;
•	failure to observe or perform any other covenant, representation, warranty or other agreement applicable to a series and such failure or nonperformance continues for 60 consecutive days following notice thereof;
•	certain defaults under certain of our and our subsidiaries’ mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any debt for money borrowed;
•	certain events of bankruptcy, insolvency or reorganization of ours; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.
     No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of an Event of Default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
     Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of at least a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered a reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
     The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
     Unless otherwise provided by the terms of an applicable series of debt securities, we may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of a series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	change the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•	reduce the principal of or premium on or change the fixed maturity of any debt security or alter or waive any of the provisions with respect to the redemption of debt securities;
•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.
     Except for compliance with the provisions specified above, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

     Additionally, we may modify or amend the indenture without the consent of any holders of the affected series of debt securities then outstanding if that amendment will:
•	evidence the succession of another person or entity to the Company or a guarantor, and the assumption by any such successor of our or the guarantor’s covenants contained in the indenture, any debt security guarantee or the debt securities (provided that such succession is otherwise in compliance with the indenture and applicable law);
•	add covenants for the benefit of the holders of any series of debt securities or to surrender any right or power conferred in the indenture upon us or any guarantor;
•	add any additional events of default for the benefit of the holders of any series of debt securities;
•	permit or facilitate the issuance of debt securities in uncertificated form, provided that any such action will not adversely affect the interest of the holders of any series of debt securities in any material respect;
•	add to, change or eliminate any of the provisions of the indenture or any guarantee in respect of any series of debt securities, provided that any such addition, change or elimination will (i) neither (A) apply to any debt security created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, nor (B) modify the rights of the holder of any such debt security with respect to such provision; or (ii) become effective only when there is no debt security outstanding;
•	secure the debt securities;
•	establish the form or terms of debt securities as permitted by the indenture, including the provisions and procedures relating to debt securities convertible into or exchangeable for our other securities or property;
•	provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities and to add or change any of the provisions of the indenture or any guarantee as is reasonable and necessary solely to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; provided that such succession is otherwise in compliance with the indenture and applicable law;
•	cure any ambiguity, defect or inconsistency;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities or to alter the terms of the debt securities set forth in the indenture in a manner that does not materially adversely affect any holder of debt securities;
•	provide for the assumption of our obligations to the holders of the debt securities by a successor to the Company pursuant to the indenture;
•	make any change that would provide additional rights or benefits, or that does not adversely affect the legal rights hereunder, of the holders of each series of debt securities; or
•	comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
     Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of cash and/or non-callable Government Securities in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
     This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
     Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”)
The conditions include:
•	depositing with the trustee cash and/or non-callable Government Securities in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.
“Government Securities” means, securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities), and additionally, in respect of any Series of Securities denominated in other than United States dollars, securities issued or directly and fully guaranteed or insured by the government in whose currencies such Series of Securities are denominated (which in the case of the Euro shall be deemed to include any government whose functional currency is the Euro).
Governing Law
     The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
DESCRIPTION OF GUARANTEES
     Our wholly-owned subsidiaries listed as co-registrants on our registration statement may in whole or in part enter into guarantees of our obligations under the debt securities on terms which will be described in any applicable prospectus supplement.
DESCRIPTION OF COMMON STOCK
     We summarize below some of the provisions that will apply to our common stock unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the common stock will be contained in the prospectus supplement. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
     Our restated certificate of incorporation, as amended, provides that we have authority to issue up to 150.0 million shares of common stock, par value $0.01 per share. As of April 30, 2009, there were 40,953,730 shares of our common stock issued and outstanding, with associated preferred stock purchase rights under a shareholder rights plan described below. Holders of common stock are entitled to one vote for each share of common stock held of record on all matters on which stockholders are entitled to vote. There are no cumulative voting rights and holders of common stock do not hold preemptive rights. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable. Holders of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of funds legally available for that purpose. Upon dissolution, holders of common stock are entitled to share pro rata in our assets remaining after payment in full of all our liabilities and obligations, including the payment of liquidation preference, if any, on any preferred stock then outstanding.
     Our common stock is quoted on the New York Stock Exchange under the symbol “GET.”
Impact of Preferred Stock Issuances on Common Stock
     Our board of directors, without further action by the stockholders, is authorized to issue up to 100.0 million shares of preferred stock in one or more series and to designate as to any such series the dividend rate, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights, and any other preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions. The rights of the holders of our common stock are subject to, and may be affected adversely by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. See "—Shareholder Rights Plan” and “Description of Preferred Stock—Series A Junior Participating Preferred Stock” below for a discussion of our shareholder rights plan and the related preferred stock purchase rights associated with our common stock.
Transfer Agent and Registrar
     We have appointed Computershare Investor Services, LLC as the Transfer Agent and Registrar for our common stock.
Redemption Provision
     Because of our ownership of a radio station, applicable law requires that the total percentage of shares of our capital stock owned of record or voted by non-United States persons or entities shall not exceed 25% and contains certain other restrictions on stock ownership. Under Article IV(D) of the certificate of incorporation, we have the right to prohibit the ownership or voting, or to redeem outstanding shares, of our capital stock if the board of directors determines that such prohibition or redemption is necessary to prevent the loss or secure the reinstatement of any governmental license or franchise held by us or to otherwise comply with the Communications Act of 1934 or any other similar legislation affecting us.
Certain Certificate of Incorporation and Bylaw Provisions
General
     Certain provisions of the certificate of incorporation and our bylaws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions described below, which may involve an actual or threatened change of control. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited coercive or abusive proposal for the restructuring or sale of all or part of the Company. The provisions are also intended to discourage certain coercive or abusive tactics that may be used in proxy fights.
Special Meetings of Stockholders; Action by Written Consent
     The certificate of incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders and prohibits action by written consent in lieu of a meeting. The certificate of incorporation also provides that special meetings of stockholders may be called only by the Chairman or by a majority of the members of our board of directors. These provisions make it more difficult for stockholders to take action opposed by our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations
     The bylaws establish an advance notice procedure for the nomination, other than by or at the direction of our board of directors or a committee thereof, of candidates for election as directors as well as for other stockholder proposals to be considered at stockholders’ annual meetings. These limitations on stockholder proposals do not restrict a stockholder’s right to include proposals in our annual meeting proxy materials pursuant to rules promulgated under the Exchange Act. The purpose of requiring advance notice is to afford our board of directors an opportunity to consider the qualifications of the proposed nominees or the merits of other stockholder proposals and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders about those matters.
Certificate of Incorporation and Bylaws Amendments
     The certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock in order to amend certain of its provisions, including any provisions concerning (a) the election and removal of directors, (b) the amendment of the bylaws, (c) any proposed compromise or arrangement between us and our creditors, (d) the withholding of the rights of stockholders to act by written consent or to call a special meeting, (e) the limitations of liability of directors and indemnification of directors, officers, employees and agents and (f) the percentage of votes represented by capital stock required to approve certain amendments to the certificate of incorporation. These voting requirements will make it more difficult for stockholders to make changes in the certificate of incorporation that would be designed to facilitate the exercise of control over the Company. In addition, the requirement of approval by at least a 66 2/3% stockholder vote will enable the holders of a minority of the voting securities of the Company to prevent the holders of a majority or more of such securities from amending such provisions.
     In addition, the certificate of incorporation provides that stockholders may only amend the bylaws by the affirmative vote of 66 2/3% of our outstanding voting stock.
Shareholder Rights Plan
     On August 12, 2008, our board of directors adopted a shareholder rights plan, which was amended and restated on March 9, 2009. The shareholder rights plan is designed to protect against any potential future use of coercive or abusive takeover techniques designed to gain control of the Company without full and fair value being paid to all of the company’s stockholders. In connection with the adoption of the shareholder rights plan, our board of directors declared a dividend of one right for each share of the Company’s common stock held by stockholders of record as of the close of business on August 25, 2008. These rights will generally be exercisable only if a person or group acquires beneficial ownership of 22% or more of our common stock or commences a tender or exchange offer for 22% or more of our common stock. If a person or group acquires beneficial ownership of 22% or more of our common stock, each right will generally entitle stockholders other than the acquiring person or group to acquire, for an exercise price of $95.00 per right (subject to adjustment as provided in the plan), shares of our common stock (or, in certain circumstances, shares of Series A Junior Preferred Stock, as described below in “Description of Preferred Stock — Series A Junior Participating Preferred Stock”) having a market value equal to twice the right’s then-current exercise price. In addition, if, after a person acquires such ownership, the Company engages in a merger in which it is not the surviving entity or its common stock is changed or exchanged, or sells or transfers more than 50 percent of its assets or earning power, each right will generally entitle the stockholder, other than the acquiring person or group, to acquire, for the exercise price of $95.00 per right (subject to adjustment as provided in the plan), shares of the acquiring the Company’s common stock having a market value equal to twice the right’s then-current exercise price.
     Our board of directors may redeem the rights at a price of $0.001 per right at any time up to ten days after a person or group acquires beneficial ownership of 22% or more of our common stock. Additionally, the shareholder rights plan provides that, in the event that the Company receives a “Qualified Offer” (as defined below), our board of directors may, but is not obligated to, call a special meeting of stockholders for the purpose of voting on a resolution to accept the Qualified Offer and to authorize the redemption of the outstanding rights issued pursuant to the provisions of the rights plan. Such an action by stockholders would require the affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding as of the record date for the special meeting (excluding for purposes of this calculation shares of the Company’s common stock owned by the person making the Qualified Offer). If either (i) such a special meeting is not held within 105 business days following commencement of the Qualified Offer or (ii) at such a special meeting the Company’s stockholders approve such action as set forth above, the rights plan provides that all of the outstanding rights will be redeemed.
     Under the shareholder rights plan, a “Qualified Offer” is a tender or exchange offer for all of the Company’s outstanding common stock in which the same consideration per share is offered for all shares of common stock that (i) is fully financed, (ii) has an offer price per share exceeding the greater of: (x) an amount that is 25% higher than the 12-month moving average closing price of the Company’s common stock, and (y) an amount that is 25% higher than the closing price of the Company’s common stock on the day immediately preceding commencement of the offer, (iii) generally remains open until at least the earlier of (x) 106 business days following the commencement of the offer, or (y) the business day immediately following the date on which the results of the vote adopting any redemption resolution at any special meeting of stockholders (as described below) is certified, (iv) is conditioned on the offeror being tendered at least 51% of our common stock not held by the offeror, (v) assures a prompt second-step acquisition of shares not purchased in the initial offer at the same consideration as the initial offer, (vi) is only subject to customary closing conditions, and (vii) meets certain other requirements set forth in the shareholder rights plan.
     The shareholder rights plan will continue in effect until August 12, 2011, unless earlier redeemed or amended by our board of directors to the extend permitted by the shareholder rights plan or redeemed in connection with a Qualified Offer pursuant to the terms of the shareholder rights plan.
     The shareholder rights plan is more fully described in our Current Reports on Form 8-K filed on August 13, 2008 and March 10, 2009 that are incorporated by reference herein.
Anti-Takeover Effects of Delaware Law
     We are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:
•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
     Pursuant to the terms of a settlement agreement dated March 9, 2009, entered into between the Company and TRT Holdings, Inc. (“TRT”), our board of directors adopted a resolution approving, for purposes of Section 203 of the Delaware General Corporation Law, the acquisition by TRT and its affiliates of additional shares of the Company’s common stock in excess of 15% of the outstanding stock of the Company and providing that TRT and its affiliates would not be an “interested stockholder” as defined by Section 203.
DESCRIPTION OF PREFERRED STOCK
     We summarize below some of the provisions that will apply to the preferred stock unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the preferred stock will be contained in the prospectus supplement. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
     We have authority to issue 100.0 million shares of preferred stock. As of May 6, 2009, no shares of our preferred stock were outstanding, though, as described below under “— Series A Junior Participating Preferred Stock,” we have designated a series of 10.0 million shares of preferred stock in connection with our shareholder rights plan. Our board of directors, without further action by the stockholders, is authorized to issue up to 100.0 million shares of preferred stock in one or more series and to designate as to any such series the dividend rate, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights, and any other preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions.
     The applicable prospectus supplement will describe the terms of any series of preferred stock being offered, including:
•	the number of shares and designation or title of the shares;
•	any liquidation preference per share;
•	any date of maturity;
•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates payable with respect to the shares;
•	any voting rights;
•	the terms and conditions upon which the preferred stock is convertible or exchangeable, if it is convertible or exchangeable;
•	any conditions or restrictions on the creation of indebtedness by us or upon the issuance of any additional stock; and
•	any additional preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption.
     All shares of preferred stock offered will, when issued against payment of the consideration payable therefor, be fully paid and non-assessable.
     The summaries above of selected provisions of our common stock and preferred stock are not complete. Those summaries are subject to, and are qualified entirely by, the provisions of our certificate of incorporation, bylaws and debt agreements, all of which are included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read our certificate of incorporation, bylaws and debt agreements. The applicable prospectus supplement may also contain a summary of selected provisions of our preferred stock, common stock and debt agreements. To the extent that any particular provision described in a prospectus supplement differs from any of the provisions described in this prospectus, then the provisions described in this prospectus will be deemed to have been superseded by that prospectus supplement.
Certain Certificate of Incorporation and Bylaw Provisions
     See “Description of Common Stock — Certain Certificate of Incorporation and Bylaw Provisions.”
Series A Junior Participating Preferred Stock
     In connection with the adoption of the Company’s shareholder rights plan as described in “Description of Common Stock — Shareholder Rights Plan,” on August 12, 2008, the Company designated 10.0 million shares of preferred stock as Series A Junior Participating Preferred Stock. Each right under the shareholder rights plan will, once exercisable under certain circumstances, allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock, if issued:
•	will not be redeemable;
•	will entitle holders to quarterly dividend payments of $.01 per one one-hundredth of a share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;
•	will entitle holders upon liquidation either to receive $1 per one one-hundredth of a share or an amount equal to the payment made on one share of common stock, whichever is greater;
•	will have the same voting power as one share of common stock; and
•	if shares of the Company’s common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.
     The value of one one-hundredth of a share of Series A Junior Participating Preferred Stock will generally approximate the value of one share of common stock.
DESCRIPTION OF WARRANTS
     We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General
     We may issue warrants to purchase debt securities or shares of common or preferred stock independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will be our agent and will not assume any obligations to any holder or beneficial owner of the warrants.
     The prospectus supplement and the warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:
•	the title and aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the amount of debt securities or common or preferred stock for which the warrant can be exercised and the price or the manner of determining the price or other consideration to purchase the debt securities or common or preferred stock;
•	the date on which the right to exercise the warrant begins and the date on which the right expires;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;
•	any provision dealing with the date on which the warrants and related securities will be separately transferable;
•	any mandatory or optional redemption provision;
•	the identity of the warrant agent; and
•	any other terms of the warrants.
     The warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the debt securities or common or preferred stock acquirable upon exercise of such warrant.
Exercise of Warrants
To exercise the warrants, the holder must provide the warrant agent with the following:
•	payment of the exercise price;
•	any required information described on the warrant certificates;
•	the number of warrants to be exercised;
•	an executed and completed warrant certificate; and
•	any other items required by the warrant agreement.
     If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.
     The exercise price and the amount of debt securities or common or preferred stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a dividend or a combination, subdivision or reclassification of capital stock. Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1%. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

     Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of debt securities or common or preferred stock, other securities, property or cash receivable by a holder of the amount of debt securities or common or preferred stock into which the warrants were exercisable immediately prior to the occurrence of the event.
Modification of the Warrant Agreement
     The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:
•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.
DESCRIPTION OF SUBSCRIPTION RIGHTS
     The following description of subscription rights provides certain general terms and provisions of subscription rights that we may offer. Each series of subscription rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The rights agent will act solely as our agent in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. These subscription rights may be issued independently or together with any other security offered hereby and may be attached to or separate from such security. These subscription rights may or may not be transferable by the person receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby underwriting, backstop, or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering.
     Certain other terms of any subscription rights will be described in the applicable prospectus supplement. To the extent that any particular terms of any subscription rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement. The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find Additional Information.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.
General
     Reference is made to the applicable prospectus supplement for the terms of the subscription rights to be offered, including (where applicable):
•	the date for determining the stockholders entitled to the subscription rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price, or a formula for the determination of the exercise price, payable for each share of common stock, share of preferred stock or debt security upon the exercise of the subscription rights;

•	the title and number of subscription rights issued;

•	the number and terms of the shares of common stock or preferred stock or the amount and terms of the debt securities which may be purchased per subscription right;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire (subject to any extension);

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement entered into by us in connection with the offering of subscription rights;

•	if applicable, the procedures for adjusting the exercise price and number of shares of common stock or preferred stock purchasable upon the exercise of each subscription right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect of any merger, consolidation, sale or other disposition of our business on the subscription rights;

•	the terms of any rights to redeem or call the subscription rights;

•	if applicable, a discussion of certain U.S. federal income tax consequences; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights.
Exercise of Subscription Rights
     Each subscription right will entitle the holder to purchase such number of share of common stock or preferred stock or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at the times and in the manner set forth in the applicable prospectus supplement. After the close of business on the expiration date set forth in the applicable prospectus supplement, the subscription rights will become void. The applicable prospectus supplement will specify how the exercise price of any subscription right is to be paid. Upon receipt of payment of the exercise price and, if required, the certificate representing the subscription rights being exercised properly completed and duly executed at the office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise. If less than all of the subscription rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining subscription rights. If we so indicate in the applicable prospectus supplement, holders of the subscription rights may surrender securities as all or part of the exercise price for subscription rights. We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
No Rights as Holders of Shares or Debt Securities
     Holders of subscription rights to purchase shares of common stock or preferred stock will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any distributions, if any, on our shares. Holders of subscription rights to purchase debt securities will not be entitled, by virtue of being such holders, to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.
PLAN OF DISTRIBUTION
     We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or on a delayed or continuous basis, in each case, through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
     Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by the Company to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
     If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.
     If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement relating thereto.
     Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.
     Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
     The securities may also be resold by security holders in the manner provided in the applicable prospectus supplement.
LEGAL MATTERS
     Certain legal matters will be passed upon for Gaylord by Bass, Berry & Sims PLC, Nashville, Tennessee, and by Carter R. Todd, Esq., Executive Vice President, General Counsel and Secretary of the Company, as to certain of our subsidiaries that may guarantee our debt securities. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth an estimate of costs and expenses to be paid by us in connection with the distribution of the securities being registered by this registration statement. In addition to the costs and expenses estimated below, we may pay any selling commissions and brokerage fees and any applicable fees and disbursements with respect to securities registered by this registration statement that we may sell, but these fees cannot be predicted with any certainty at this time. All of the amounts shown other than the Securities and Exchange Commission fee are estimates:

Securities and Exchange Commission Fee	$41,850
Printing and Engraving Expenses	25,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	50,000
New York Stock Exchange Fees	30,000
Trustee Fees	30,000
Miscellaneous	8,150

Total	$235,000

Item 15. Indemnification of Directors and Officers.
Delaware Registrants
          The following registrants are, as specified below, corporations, limited liability companies or limited partnerships organized under the laws of the State of Delaware: Gaylord Entertainment Company (the “Company”), Country Music Television International, Inc., Gaylord Creative Group, Inc., Gaylord Finance, Inc., Gaylord Hotels, Inc., Gaylord Investments, Inc., Gaylord Program Services, Inc. and Opryland Theatricals, Inc. (the “Delaware Corporate Registrants”) and CCK Holdings, LLC, Gaylord Destin Resorts, LLC, Gaylord Mesa, LLC, Gaylord Mesa Convention Center, LLC, Grand Ole Opry, LLC, OLH Holdings, LLC, Opryland Attractions, LLC, Opryland Hotel Nashville, LLC and Opryland Hotel-Texas, LLC (the “Delaware LLC Registrants”) and Opryland Hotel-Texas Limited Partnership (the “Delaware LP Registrant”).
          Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses, (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Section 18-108 of the Delaware Limited Liability Company Act, empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, or the LP Act, empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
          Pursuant to authority conferred by Delaware law, the Delaware Corporate Registrants’ certificates of incorporation, the Delaware LLC Registrants’ certificates of formation and the Delaware Limited Partnership’s limited partnership agreement, contain provisions providing that no director, manager or limited partner, as the case may be, shall be liable to it or its stockholders, members or partners, as the case may be, for monetary damages for breach of fiduciary duty as a director, member or partner, as the case may be, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law as then in effect or as it may be amended, or, generally in the case of the Delaware LLC Registrants, except to the extent that such breach is due to fraud, willful misconduct, gross negligence, action without a reasonable basis to believe that such person was authorized by the company, or any transaction from which such person derived an improper personal benefit. This provision is intended to eliminate the risk that a director, member or limited partner might incur personal liability to the Company or its stockholders, members or partners for breach of the duty of care.
          The Delaware Corporate Registrants’ certificates of incorporation and bylaws, the Delaware LLC Registrants’ certificates of formation and limited liability company agreements and the Delaware LP Registrant’s limited partnership agreement contain provisions requiring Gaylord to indemnify and, in the case of most of the Delaware LLC Registrants, advance expenses to its directors, members or limited partners, as the case may be, and officers to the fullest extent permitted by law, except, generally in the case of the Delaware LLC Registrants, to the extent that such breach is due to fraud, willful misconduct, gross negligence, action without a reasonable basis to believe that such person was authorized by the company, or any transaction from which such person derived an improper personal benefit. Among other things, these provisions generally provide indemnification for each registrant’s officers and directors, members, and limited partners, as the case may be, against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director, member, partner or officer in defense of any such lawsuit or proceeding if the director, member, partner or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and in certain cases only if the director, member, limited partner or officer is not adjudged to be liable to the company.
          The Delaware Corporate Registrants, the Delaware LLC Registrants and the Delaware LP Registrant maintain insurance on behalf of any person who is or was its director, member, limited partner or officer, or is now or was serving at the request of the applicable registrant as a director, member, limited partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not any registrant would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws, limited liability company agreement or limited partnership agreement.
Florida Registrants
          Opryland Hotel-Florida Limited Partnership (“Opryland Hotel-Florida”) is a limited partnership organized under the laws of the State of Florida.
          Opryland Hotel-Florida’s limited partnership agreement contains provisions providing that the general partner of Opryland Hotel-Florida shall not be liable to the company or the limited partners, as the case may be, for monetary damages incurred in connection with the general partner’s management and operation of Opryland Hotel-Florida to the extent the general partner’s actions comply with the Revised Uniform Limited Partnership Act as adopted in the State of Florida, as amended.
          Opryland Hotel-Florida maintains insurance on behalf of any person who is or was its director, member, partner or officer, or is now or was serving at the request of the company as a director, member, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power or the obligation to indemnify him against such liability under the provisions of the limited partnership agreement.
Maryland Registrant
          Gaylord National, LLC (“Gaylord National”) is a limited liability company organized under the laws of the State of Maryland.

          Section 4A-203(14) of the Maryland Limited Liability Company Act permits a Maryland limited liability company to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.
          Gaylord National maintains insurance on behalf of any person who is or was its director, member or officer, or is now or was serving at the request of the company as a director, member, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power or the obligation to indemnify him against such liability under the provisions of the limited liability act.
Tennessee Registrants
          The following registrants are corporations or limited liability companies (as specified below) organized under the laws of the State of Tennessee: Grand Ole Opry Tours, Inc., Opryland Productions, Inc. and Wildhorse Saloon Entertainment Ventures, Inc. (the “Tennessee Corporate Registrants”) and Opryland Hospitality, LLC (the “Tennessee LLC Registrant”).
          The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation. The charter and bylaws of each of the Tennessee Corporate Registrants provide that such registrant shall indemnify its officers and directors to the fullest extent allowed by the TBCA.
          Section 48-243-101 of the Tennessee Limited Liability Company Act provides that a limited liability company may indemnify governors, officers and members of the limited liability company against liability if (1) the individual acted in good faith and (2) reasonably believed that such individual’s conduct in his or her official capacity was in the best interest of the limited liability company and in all other cases that such individual’s conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no cause to believe such individual’s conduct was unlawful. Section 48-243-101(b) also provides that unless otherwise provided by its articles of organization, a limited liability company may not indemnify a responsible person in connection with a proceeding to which the responsible person was adjudged liable to the limited liability company or in connection with any other proceeding whereby such responsible person is adjudged liable to the limited liability company for receiving an improper personal benefit. Section 48-243-101(c) provides that unless otherwise provided by its articles of organization, a limited liability company shall indemnify against reasonable expenses incurred by a responsible person who was wholly successful, on the merits or otherwise, in the defense of any proceeding against that person as a responsible person for the limited liability company. Section 48-243-101(h) authorizes a limited liability company to purchase and maintain insurance on behalf of any person who is or was a responsible person, manager, employee, independent contractor, or agent of the limited liability company, or who while a responsible person, manager, employee, independent contractor, or agent of the limited liability company, is or was serving at the request of the limited liability company as a responsible person, manager, partner, trustee, employee, independent contractor, or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the limited liability company would otherwise have the power to indemnify him under Section 48-243-101(b) or (c). Section 48-243-101(i) prohibits indemnification if a responsible person is adjudged liable for a breach of the duty of loyalty to the limited liability company or its members or for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law or liability upon wrongful distribution.
          The Tennessee Corporate Registrants, and the Tennessee LLC Registrant maintain insurance on behalf of any person who is or was its director, member or officer, or is now or was serving at the request of each respective company as a director, member, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws or operating agreement.
Texas Registrant
          Corporate Magic, Inc. (“Corporate Magic”) is a corporation incorporated under the laws of the State of Texas.
          Article 2.02-1 of the Texas Business Corporation Act permits Corporate Magic, in certain circumstances, to indemnify any present or former director, officer, employee or agent of Corporate Magic against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of Corporate Magic.
          The charter and bylaws of Corporate Magic provide that it may indemnify and advance expenses to its directors and officers to the fullest extent permitted under the Texas Business Corporation Act. Among other things, these provisions generally provide indemnification for Corporate Magic’s directors and officers against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Corporate Magic, and in certain cases only if the director or officer is not adjudged to be liable to the corporation.
          Corporate Magic maintains insurance on behalf of any person who is or was its director or officer, or is now or was serving at the request of Corporate Magic as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Corporate Magic would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws.

Item 16. Exhibits.

1.1*	Form of Underwriting Agreement.

4.1	Specimen of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10, as amended, filed on June 30, 1997 (File No. 1-13079)).

4.2	Restated Certificate of Incorporation of the Registrant, as amended (restated for SEC filing purposes only) (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 1-13079)).

4.3	Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant classifying and designating the Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 13, 2008 (File No. 1-13079)).

4.4**	Second Amended and Restated Bylaws of the Registrant, as amended (restated for SEC filing purposes only).

4.5	Amended and Restated Rights Agreement, dated as of March 9, 2009 between the Registrant and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock (Exhibit A), the Form of Right Certificate (Exhibit B) and the Form of Summary of Rights (Exhibit C) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 10, 2009 (File No. 1-13079)).

4.6	Form of Indenture (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed on January 9, 2004).

4.7*	Form of Debt Security.

4.8*	Form of Preferred Stock Certificate and Form of Designation of Preferred Stock.

4.9*	Form of Warrant Agreement.

4.10*	Form of Warrant Certificate.

4.11*	Form of Subscription Rights Certificate.

5.1**	Opinion of Bass, Berry & Sims PLC.

5.2**	Opinion of Carter R. Todd, Esq.

12.1†	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Ernst & Young LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.3	Consent of Carter R. Todd, Esq. (included in Exhibit 5.2).

24.1	Powers of Attorney (contained on signature pages of this Registration Statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

†	Filed herewith.
Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total set forth dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	If the securities being registered are offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 18, 2009.

GAYLORD ENTERTAINMENT COMPANY
By:	/s/ Carter R. Todd
Carter R. Todd
Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors and Chief Executive	May 18, 2009
Colin V. Reed	Officer (Principal Executive Officer)

*	Director	May 18, 2009
Glenn J. Angiolillo

*	Director	May 18, 2009
Michael J. Bender

*	Director	May 18, 2009
E. K. Gaylord, II

*	Director	May 18, 2009
Ralph Horn

*	Director	May 18, 2009
David W. Johnson

*	Director	May 18, 2009
Ellen Levine

*	Director	May 18, 2009
Robert S. Prather, Jr.

*	Director	May 18, 2009
Michael D. Rose

*	Director	May 18, 2009
Michael I. Roth

*	Director	May 18, 2009
Robert B. Rowling

*	President and Chief Financial Officer (Principal Financial	May 18, 2009
David C. Kloeppel	Officer)

*	Senior Vice President and Chief Administrative Officer	May 18, 2009
Rod Connor	(Principal Accounting Officer)
*	/s/ Carter R. Todd
Carter R. Todd Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 18, 2009.

COUNTRY MUSIC TELEVISION INTERNATIONAL, INC.	GAYLORD PROGRAM SERVICES, INC.
GAYLORD CREATIVE GROUP, INC.	GRAND OLE OPRY TOURS, INC.
GAYLORD FINANCE, INC.	OPRYLAND PRODUCTIONS, INC.
GAYLORD HOTELS, INC.	OPRYLAND THEATRICALS, INC.
GAYLORD INVESTMENTS, INC.	WILDHORSE SALOON ENTERTAINMENT VENTURES, INC.

	By:	/s/ Carter R. Todd Carter R. Todd
May 18, 2009		Vice President and Secretary
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Colin V. Reed	President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2009

* David C. Kloeppel	Executive Vice President and Director (Principal Financial Officer)	May 18, 2009

* Rod Connor	Assistant Secretary (Principal Accounting Officer)	May 18, 2009
*	/s/ Carter R. Todd
Carter R. Todd Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 18, 2009.

CORPORATE MAGIC, INC.

	By:	/s/ Carter R. Todd Carter R. Todd
May 18, 2009		Vice President and Secretary
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Colin V. Reed	Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2009

* David C. Kloeppel	Executive Vice President and Director (Principal Financial Officer)	May 18, 2009

* Rod Connor	Assistant Secretary (Principal Accounting Officer)	May 18, 2009
*	/s/ Carter R. Todd
Carter R. Todd Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 18, 2009.

OLH, G.P.

By Its GENERAL PARTNERS:

GAYLORD HOTELS, INC.
General Partner

	By:	/s/ Carter R. Todd Carter R. Todd
May 18, 2009		Vice President and Secretary

OLH HOLDINGS, LLC
General Partner

	By:	/s/ Carter R. Todd Carter R. Todd
May 18, 2009		Vice President and Secretary
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Colin V. Reed	President, Chief Executive Officer and Director (Principal Executive Officer)**	May 18, 2009

President and Chief Manager (Principle Executive Officer)**

* David C. Kloeppel	Executive Vice President and Director (Principal Financial Officer)**	May 18, 2009

Executive Vice President
(Principle Financial Officer)#

* Rod Connor	Assistant Secretary (Principal Accounting Officer)**#	May 18, 2009
*	/s/ Carter R. Todd
Carter R. Todd Attorney-in-Fact

**	of Gaylord Hotels, Inc. a general partner of the registrant listed above.

#	of OLH Holdings, LLC a general partner of the registrant listed above.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 18, 2009.

OPRYLAND HOTEL-FLORIDA LIMITED PARTNERSHIP		OPRYLAND HOTEL-TEXAS LIMITED PARTNERSHIP

By: OPRYLAND HOSPITALITY, LLC, as General Partner

	By:	/s/ Carter R. Todd Carter R. Todd
May 18, 2009		Vice President and Secretary
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Colin V. Reed	President and Chief Manager (Principal Executive Officer)	May 18, 2009

* David C. Kloeppel	Executive Vice President (Principal Financial Officer)	May 18, 2009

* Rod Connor	Assistant Secretary (Principal Accounting Officer)	May 18, 2009
*	/s/ Carter R. Todd
Carter R. Todd Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 18, 2009.

CCK HOLDINGS, LLC	OPRYLAND HOSPITALITY, LLC
GAYLORD DESTIN RESORTS, LLC	OPRYLAND HOTEL NASHVILLE, LLC
OLH HOLDINGS, LLC	OPRYLAND HOTEL-TEXAS, LLC

	By:	/s/ Carter R. Todd Carter R. Todd
May 18, 2009		Vice President and Secretary
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Colin V. Reed	President and Chief Manager (Principal Executive Officer)	May 18, 2009

* David C. Kloeppel	Executive Vice President (Principal Financial Officer)	May 18, 2009

* Rod Connor	Assistant Secretary (Principal Accounting Officer)	May 18, 2009
*	/s/ Carter R. Todd
Carter R. Todd Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 18, 2009.
GAYLORD NATIONAL, LLC
GRAND OLE OPRY, LLC
OPRYLAND ATTRACTIONS, LLC

	By:	/s/ Carter R. Todd Carter R. Todd
May 18, 2009		Vice President and Secretary
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Colin V. Reed	President and Chief Executive Officer (Principal Executive Officer)	May 18, 2009

* David C. Kloeppel	Executive Vice President (Principal Financial Officer)	May 18, 2009

* Rod Connor	Assistant Secretary (Principal Accounting Officer)	May 18, 2009
*	/s/ Carter R. Todd
Carter R. Todd Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 18, 2009.

GAYLORD MESA, LLC		GAYLORD MESA CONVENTION CENTER, LLC

	By:	/s/ Carter R. Todd

Carter R. Todd
May 18, 2009		Vice President and Secretary
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Colin V. Reed	President (Principal Executive Officer)	May 18, 2009
* David C. Kloeppel	Executive Vice President (Principal Financial Officer)	May 18, 2009
* Rod Connor	Principal Accounting Officer	May 18, 2009
*	/s/ Carter R. Todd
Carter R. Todd Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

4.1	Specimen of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10, as amended, filed on June 30, 1997 (File No. 1-13079)).

4.2	Restated Certificate of Incorporation of the Registrant, as amended (restated for SEC filing purposes only) (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 1-13079)).

4.3	Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant classifying and designating the Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 13, 2008 (File No. 1-13079)).

4.4**	Second Amended and Restated Bylaws of the Registrant, as amended (restated for SEC filing purposes only).

4.5	Amended and Restated Rights Agreement, dated as of March 9, 2009 between the Registrant and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock (Exhibit A), the Form of Right Certificate (Exhibit B) and the Form of Summary of Rights (Exhibit C) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 10, 2009 (File No. 1-13079)).

4.6	Form of Indenture (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed on January 9, 2004).

4.7*	Form of Debt Security.

4.8*	Form of Preferred Stock Certificate and Form of Designation of Preferred Stock.

4.9*	Form of Warrant Agreement.

4.10*	Form of Warrant Certificate.

4.11*	Form of Subscription Rights Certificate.

5.1**	Opinion of Bass, Berry & Sims PLC.

5.2**	Opinion of Carter R. Todd, Esq.

12.1†	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Ernst & Young LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.3	Consent of Carter R. Todd, Esq. (included in Exhibit 5.2).

24.1	Powers of Attorney (contained on signature pages of this Registration Statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

†	Filed herewith.